UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 5, 2017
(Date of earliest event reported)

DIGIRAD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-35947	33-0145723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1048 Industrial Court,
Suwanee, GA 30024
(Address of principal executive offices, including zip code)

(858) 726-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 5, 2017, the Board of Directors of Digirad Corporation (the "Company") approved, and adopted effective as of such date, an amendment (the “Amendment”) to its Amended and Restated Bylaws of Digirad Corporation (the "Bylaws"). The Amendment amends Article III Section 13 of the Bylaws to clarify the procedure regarding the removal of directors, consistent with the General Corporation Law of the State of Delaware.

Article III Section 13 of the Bylaws is amended by the Amendment to read as follows, with deletions shown by a strike-through and new text by an underline:
Section 13. Removal. Subject to any limitations imposed by law ~~or the Certificate of Incorporation~~, any Director or the entire Board of Directors~~, or any individual Director,~~ may be removed ~~from office at any time only with cause~~ , with or without cause, by the ~~affirmative vote of the holders of at least two-thirds of the outstanding shares~~ holders of a majority of the shares then entitled to vote at an election of Directors.
The Company intends to seek approval of the Company’s stockholders at the 2018 Annual Meeting of Stockholders to make similar changes to its Restated Certificate of Incorporation regarding the removal of directors.

The foregoing summary is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 3.1.

Item 9.01.    Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws, effective as of April 5, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIRAD CORPORATION

By:	/s/ Jeffry R. Keyes
Jeffry R. Keyes Chief Financial Officer and Corporate Secretary

Date:     April 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment No. 1 to the Amended and Restated Bylaws, effective as of April 5, 2017.